Exhibit 99.3

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Three and Six Months Ended March 31, 2024

(EXPRESSED IN UNITED STATES DOLLARS)

(UNAUDITED)

MANAGEMENT’S RESPONSIBILITY FOR INTERIM FINANCIAL REPORT

The accompanying unaudited condensed consolidated interim financial report of Permex Petroleum Corporation (the “Company”) has been prepared by and is the responsibility of the Company’s management. The Company’s independent auditor has not performed a review of this financial report.

PERMEX PETROLEUM CORPORATION

CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2024	September 30, 2023

ASSETS
Current assets
Cash and cash equivalents	$4,715	$82,736
Trade and other receivables (net of allowance: March 31, 2024 - $nil; September 30, 2023 - $nil)	18,259	78,441
Prepaid expenses and deposits	63,483	127,239
Total current assets	86,457	288,416

Non-current assets
Reclamation deposits	75,000	145,000
Property and equipment, net of accumulated depreciation and depletion	10,321,465	10,361,419
Right of use asset, net	113,009	146,912

Total assets	$10,595,931	$10,941,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Trade and other payables	$4,028,521	$3,228,327
Loan payable	115,936	125,936
Loan payable – related party	45,000	-
Lease liability – current portion	78,211	77,069
Total current liabilities	4,267,668	3,431,332

Non-current liabilities
Asset retirement obligations	278,563	260,167
Lease liability, less current portion	48,144	81,456

Total liabilities	4,594,375	3,772,955

Stockholders’ Equity
Common stock, no par value per share; unlimited shares authorized, 551,503 shares* issued and outstanding as of March 31, 2024 and September 30, 2023.	14,947,150	14,947,150
Additional paid-in capital	4,549,431	4,549,431
Accumulated other comprehensive loss	(127,413)	(127,413)
Accumulated deficit	(13,367,612)	(12,200,376)

Total stockholders’ equity	6,001,556	7,168,792

Total liabilities and stockholders’ equity	$10,595,931	$10,941,747

*	The number of shares has been restated to reflect the 4:1 reverse stock split effective on October 23, 2023 (Note 1). All historical share and per share amounts reflected in this report have been adjusted to reflect the reverse stock split.

Approved by the board of directors on August 7, 2024 and signed on its behalf by:

“Bradley Taillon”	Director

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

PERMEX PETROLEUM CORPORATION

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Six Months Ended March 31, 2024	Six Months Ended March 31, 2023

Revenues
Oil and gas sales	$27,815	$170,989	$75,466	$384,743
Royalty income	3,055	9,649	8,519	17,837
Total revenues	30,870	180,638	83,985	402,580

Operating expenses
Lease operating expense	63,449	234,478	154,884	527,157
General and administrative	361,219	1,010,542	1,044,902	2,225,648
Depletion and depreciation	17,976	42,977	39,954	83,173
Accretion on asset retirement obligations	9,198	7,994	18,396	15,988
Total operating expenses	(451,842)	(1,295,991)	(1,258,136)	(2,851,966)

Loss from operations	(420,972)	(1,115,353)	(1,174,151)	(2,449,386)

Other income (expense)
Interest income	-	-	-	-
Other income	2,000	6,000	8,000	12,000
Foreign exchange gain (loss)	3,617	(1,070)	(59)	(4,380)
Finance expense	-	-	(1,026)	(1,182)
Change in fair value of warrant liability	-	-	-	22,434
Total other income (expense)	5,617	4,030	6,915	28,872

Net loss and comprehensive loss	$(415,355)	$(1,111,323)	$(1,167,236)	$(2,420,514)

Basic and diluted loss per common share	$(0.75)	$(2.30)	$(2.12)	$(5.01)

Weighted average number of common shares outstanding*	551,503	483,150	551,503	483,150

*	The number of shares has been restated to reflect the 4:1 reverse stock split effective on October 23, 2023 (Note 1). All historical share and per share amounts reflected in this report have been adjusted to reflect the reverse stock split (Note 1).

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

PERMEX PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

Three months ended March 31

	Number of Shares*	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Deficit	Total equity

Balance, December 31, 2023	551,503	$14,947,150	$4,549,431	$(127,413)	$(12,952,257)	$6,416,911

Net loss	-	-	-	-	(415,355)	(415,355)
Balance, March 31, 2024	551,503	$14,947,150	$4,549,431	$(127,413)	$(13,367,612)	$6,001,556

	Number of Shares*	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Deficit	Total equity

Balance, December 31, 2022	483,150	$14,337,739	$4,513,369	$(127,413)	$(9,569,606)	$9,154,089

Share-based payments	-	-	143	-	-	143
Net loss	-	-	-	-	(1,111,323)	(1,111,323)
Balance, March 31, 2023	483,150	$14,337,739	$4,513,512	$(127,413)	$(10,680,929)	$8,042,909

Six months ended March 31

	Number of Shares*	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Deficit	Total equity

Balance, September 30, 2023	551,503	$14,947,150	$4,549,431	$(127,413)	$(12,200,376)	$7,168,792

Net loss	-	-	-	-	(1,167,236)	(1,167,236)
Balance, March 31, 2024	551,503	$14,947,150	$4,549,431	$(127,413)	$(13,367,612)	$6,001,556

	Number of Shares*	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Deficit	Total equity

Balance, September 30, 2022	483,150	$14,337,739	$4,513,194	$(127,413)	$(8,260,415)	$10,463,105

Share-based payments	-	-	318	-	-	318
Net loss	-	-	-	-	(2,420,514)	(2,420,514)
Balance, March 31, 2023	483,150	$14,337,739	$4,513,512	$(127,413)	$(10,680,929)	$8,042,909

*	The number of shares has been restated to reflect the 4:1 reverse stock split effective on October 23, 2023 (Note 1). All historical share and per share amounts reflected in this report have been adjusted to reflect the reverse stock split (Note 1).

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

PERMEX PETROLEUM CORPORATION

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED MARCH 31

(UNAUDITED)

	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,167,236)	$(2,420,514)
Adjustments to reconcile net loss to net cash from operating activities:
Accretion on asset retirement obligations	18,396	15,988
Depletion and depreciation	39,954	83,173
Foreign exchange loss (gain)	(59)	-
Change in fair value of warrant liability	-	(23,334)
Share-based payments	-	318

Changes in operating assets and liabilities:
Trade and other receivables	60,182	(18,881)
Prepaid expenses and deposits	63,756	137,877
Trade and other payables	834,627	303,263
Right of use asset and lease liability	1,733	3,581
Net cash used in operating activities	(148,647)	(1,917,629)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures on property and equipment	(34,374)	(1,168,209)
Reclamation deposit redemption	70,000	-
Net cash provided by (used in) investing activities	35,626	(1,168,209)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan payable proceeds from related party	45,000	-
Loan payable repayment	(10,000)	-
Convertible debenture repayment	-	(38,291)
Net cash provided by (used in) financing activities	35,000	(38,291)

Change in cash and cash equivalents during the period	(78,021)	(3,124,129)

Cash and cash equivalents, beginning of the period	82,736	3,300,495

Cash and cash equivalents, end of the period	$4,715	$176,366

Supplemental cash flow disclosures:
Interest paid	$1,026	$1,182
Taxes paid	$-	$-

Supplemental disclosures of non-cash investing and financing activities:
Trade and other payables related to property and equipment	$1,265,555	$1,443,757

The accompanying notes are an integral part of these condensed interim consolidated financial statements.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTHS ENDED MARCH 31, 2024

(UNAUDITED)

1.	BACKGROUND

Permex Petroleum Corporation (the “Company”) was incorporated on April 24, 2017 under the laws of British Columbia, Canada and maintains its head office at 1700 Post Oak Boulevard, 2 Blvd Place Suite 600, Houston Texas, 77056. Its registered office is located at 10th floor, 595 Howe Street, Vancouver, British Columbia, Canada, V6C 2T5. The Company is primarily engaged in the acquisition, development and production of oil and gas properties in the United States. The Company’s oil and gas interests are located in Texas and New Mexico, USA. The Company is listed on the Canadian Securities Exchange (the “CSE”) under the symbol “OIL”. On April 16, 2024, the Company received a cease trade order issued by the British Columbia Securities Commission (the “BCSC”) due to its failure to file the annual financial statements for fiscal 2023 and quarterly reports for fiscal 2024. The trading was halted on the CSE effective April 17, 2024. The Company is currently working to bring all required filings up to date.

On September 12, 2023, the Company’s board of directors approved a reverse stock split of the Company’s issued and outstanding common stock at a 1 for 4 ratio, which was effective October 23, 2023. All issued and outstanding common stock, options, and warrants to purchase common stock and per share amounts contained in the financial statements have been retroactively adjusted to reflect the reverse stock splits for all periods presented.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and note disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the condensed consolidated financial statements include all adjustments necessary, which are of a normal and recurring nature, for the fair presentation of the Company’s financial position and of the results of operations and cash flows for the periods presented. These interim results are not necessarily indicative of the results to be expected for the fiscal year ending September 30, 2023 or for any other interim period or for any other future fiscal year. These condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and footnotes for the fiscal year ended September 30, 2023.

Principles of Consolidation

The accompanying consolidated financial statements include the assets, liabilities, revenue and expenses of the Company’s wholly-owned subsidiary, Permex Petroleum US Corporation. All intercompany balances and transactions have been eliminated.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTHS ENDED MARCH 31, 2024

(UNAUDITED)

2.	Significant Accounting Policies (cont’d…)

Going concern of operations

These consolidated financial statements have been prepared on a going concern basis which assumes that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has incurred losses since inception in the amount of $13,367,612, has a working capital deficiency of $4,181,211 as of March 31, 2024 and has not yet achieved profitable operations. The Company requires equity financings to fund its operation, which it has been unable to secure in sufficient amounts to date, and there can be no assurances that it will be able to do so in the future. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The Company also expects to raise additional funds through equity and debt financings. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Subsequent to March 31, 2024, the Company has raised $1,365,000 through the issuance of convertible debentures. Management believes that this plan provides an opportunity for the Company to continue as a going concern subject to its continued ability to raise funds to maintain its operations and manage its working capital deficiency.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to, meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Management evaluates these estimates and judgments on an ongoing basis and bases its estimates on experience, current and expected future conditions, third-party evaluations and various other assumptions that management believes are reasonable under the circumstances.

Significant estimates have been used by management in conjunction with the following: (i) the fair value of assets when determining the existence of impairment factors and the amount of impairment, if any; (ii) the costs of site restoration when determining decommissioning liabilities; (iii) the useful lives of assets for the purposes of depletion and depreciation; (iv) petroleum and natural gas reserves; and (v) share-based payments. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates.

New accounting standards

In December 2023, the FASB issued ASU 2023 - 09, Income Taxes (Topic740) Improvements to Income Tax Disclosures, which becomes effective for fiscal years beginning after December 15, 2024. The standard requires companies to disclose specific categories in the income tax rate reconciliation table and the amount of income taxes paid per major jurisdiction. The Company does not expect the standard to have a material effect on its consolidated financial statements and has begun evaluating disclosure presentation alternatives.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTHS ENDED MARCH 31, 2024

(UNAUDITED)

3.	REVENUE

Revenue from contracts with customers is presented in “Oil and gas sales” on the Consolidated Statements of Operations.

As of March 31, 2024 and September 30, 2023, receivable from contracts with customers, included in trade and other receivables, were $12,033 and $48,165, respectively.

The following table present our revenue from contracts with customers disaggregated by product type and geographic areas.

Three months ended March 31, 2024	Texas	New Mexico	Total

Crude oil	$10,233	$17,582	$27,815
Natural gas	-	-	-
Revenue	$10,233	$17,582	$27,815

Three months ended March 31, 2023	Texas	New Mexico	Total

Crude oil	$129,618	$34,543	$164,161
Natural gas	6,828	-	6,828
Revenue	$136,446	$34,543	$170,989

Six months ended March 31, 2024	Texas	New Mexico	Total

Crude oil	$39,857	$35,609	$75,466
Natural gas	-	-	-
Revenue	$39,857	$35,609	$75,466

Six months ended March 31, 2023	Texas	New Mexico	Total

Crude oil	$303,579	$74,055	$377,634
Natural gas	7,109	-	7,109
Revenue	$310,688	$74,055	$384,743

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTHS ENDED MARCH 31, 2024

(UNAUDITED)

4.	CONCENTRATION OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of its cash equivalents and trade receivables. The Company’s cash balances sometimes exceed the United States’ Federal Deposit Insurance Corporation insurance limits. The Company mitigates this risk by placing its cash and cash equivalents with high credit quality financial institutions and attempts to limit the amount of credit exposure with any one institution. To date, the Company has not recognized any losses caused by uninsured balances.

The majority of the Company’s receivable balance is concentrated in trade receivables, with a balance of $12,033 as of March 31, 2024 (September 30, 2023 - $73,021). For the six months ended March 31, 2024 and 2023, we had two significant customers that accounted for approximately 100% and 91%, respectively, of our total oil, and natural gas revenues. For the three months ended March 31, 2024 and 2023, we had two significant customers that accounted for approximately 100% and 85%, respectively, of our total oil, and natural gas revenues. Two customers represented $8,667 (72%) of the trade receivable balance. The Company routinely assesses the financial strength of its customers. The non-trade receivable balance consists of goods and services tax (“GST”) recoverable of $6,226. GST recoverable is due from the Canadian Government. It is in management’s opinion that the Company is not exposed to significant credit risk. During the six months ended March 31, 2024, the Company recognized $9,587 (2023 - $nil) in credit losses on its receivables. During the three months ended March 31, 2024, the Company recognized $nil (2023 - $nil) in credit losses on its receivables.

5.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	March 31, 2024	September 30, 2023

Oil and natural gas properties, at cost	$10,501,244	$10,501,244
Less: accumulated depletion	(303,691)	(289,456)
Oil and natural gas properties, net	10,197,553	10,211,788
Other property and equipment, at cost	205,315	205,315
Less: accumulated depreciation	(81,403)	(55,684)
Other property and equipment, net	123,912	149,631
Property and equipment, net	$10,321,465	$10,361,419

Depletion and depreciation expense was $39,954 and $83,173 for the six month periods ended March 31, 2024 and 2023, respectively. Depletion and depreciation expense was $17,976 and $42,977 for the three month periods ended March 31, 2024 and 2023, respectively.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTHS ENDED MARCH 31, 2024

(UNAUDITED)

6.	LEASES

All of the Company’s right-of-use assets are operating leases related to its office premises. Details of the Company’s right-of-use assets and lease liabilities are as follows:

	March 31, 2024	September 30, 2023

Right-of-use assets	$113,009	$146,912

Lease liabilities
Balance, beginning of the year	$158,525	$244,906
Addition	-	-
Liability accretion	8,724	24,221
Lease payments	(40,894)	(110,602)
Balance, end of the year	$126,355	$158,525
Current lease liabilities	$78,211	$77,069
Long-term lease liabilities	$48,144	$81,456
Weighted-average remaining lease term (in years)	1.67	2.17
Weighted-average discount rate	12%	12%

The following table presents the Company’s total lease cost.

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Six Months Ended March 31, 2024	Six Months Ended March 31, 2023

Operating lease cost	$21,073	$29,845	$42,627	$65,243
Variable lease expense	15,489	18,822	30,436	25,997
Sublease income	-	(10,391)	-	(20,395)
Net lease cost	$36,562	$38,276	$73,063	$70,845

As of March 31, 2024, the Company has one office lease agreement for its office premises for terms ending in November 2025. The maturities of the Company’s operating lease liabilities are as follows:

Year
2024	$41,295
2025	84,664
2026	14,180
Total lease payments	140,139
Less: imputed interest	(13,784)
Total lease liabilities	$126,355

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTHS ENDED MARCH 31, 2024

(UNAUDITED)

7.	ASSET RETIREMENT OBLIGATIONS

Asset retirement obligations reflects the estimated present value of the amount of dismantlement, removal, site reclamation, and similar activities associated with the Company’s oil and gas properties. Changes to the asset retirement obligations are as follows:

	March 31, 2024	September 30, 2023

Asset retirement obligations, beginning of the year	$260,167	$236,412
Obligations derecognized	-	(287)
Revisions of estimates	-	(7,934)
Accretion expense	18,396	31,976
	$278,563	$260,167

During the year ended September 30, 2023, the Company had revision of estimates totaling $7,934 primarily due to changes in future cost estimates and retirement dates for its oil and gas assets. During the year ended September 30, 2023, the Company incurred plugging and abandonment costs of $66,354 and recognized a loss of $66,067 on the settlement.

Reclamation deposits

As of March 31, 2024, the Company held reclamation deposits of $75,000 (September 30, 2023 - $145,000), which are expected to be released after all reclamation work has been completed with regard to its oil and natural gas interests. During the six months ended March 31, 2024, the Company redeemed $70,000 in reclamation deposits.

8.	DEBT

Convertible debenture – Related party

As of September 30, 2022, the Company had a debenture loan of $73,000 (CAD$100,000) from the CEO of the Company outstanding. The debenture loan was secured by an interest in all of the Company’s right, title, and interest in all of its oil and gas assets, bore interest at a rate of 12% per annum and had a maturity date of December 20, 2022. The debenture was convertible at the holder’s option into units of the Company at $26.28 (CAD$36.00) per unit. Each unit would be comprised of one common share of the Company and one share purchase warrant; each warrant entitled the holder to acquire one additional common share for a period of three years at an exercise price of $35.04 (CAD$48.00).

During the year ended September 30, 2022, the Company repaid $34,709 of the loan (CAD$47,546). During the year ended September 30, 2023, the Company repaid the remaining principal loan amount of $38,291 (CAD$52,454). During the years ended September 30, 2023, the Company recorded interest of $1,182.

Loan payable – Related party

During the six months ended March 31, 2024, the Company received a $45,000 loan from a former director of the Company. The loan is unsecured, non-interest bearing, and has no specific repayment terms.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTHS ENDED MARCH 31, 2024

(UNAUDITED)

8.	DEBT (cont’d…)

Loan payable

On April 28, 2023, the Company issued a promissory note with a principal amount of $209,497 to a supplier to settle an outstanding trade payable. The promissory note is unsecured and bears interest at 6% per annum, payable on September 30. 2023. At March 31, 2024, the Company has an outstanding unpaid principal amount of $115,936 (September 30, 2023 - $125,936).

9.	RELATED PARTY TRANSACTIONS

i)	The convertible debenture loan from the CEO of the Company mentioned in Note 8 was paid off during the six months ended March 31, 2023.

ii)	The Company has an employment agreement with Mehran Ehsan, the former CEO of the Company, for an annual base salary of $250,000, with no specified term. Mr. Ehsan is also eligible on an annual basis for a cash bonus of up to 100% of annual salary, subject to the discretion of the board of directors. During the six month ended March 31, 2024, the Company incurred management salary of $125,000 (2023 - $125,000), for Mr. Ehsan, with no bonuses incurred in either quarter. During the six month ended March 31, 2024, the Company incurred management salary of $62,500 (2023 - $62,500), for Mr. Ehsan. Further, the terms of this employment agreement provide that if Mr. Ehsan’s employment with the Company is terminated without “cause” (as defined in the agreement) than Mr. Ehsan is entitled to a severance payment equal to three years of base salary and a bonus equal to 20% of his annual base salary. Mr. Ehsan resigned as President and CEO of the Company on April 29, 2024. On May 15, 2024, the Company amended the employment agreement to change his role to Vice President of Business Development. All other terms and conditions of the employment agreement remain the same. The Company considers this a related party transaction, as it relates to key management personnel and entities over which it has control or significant influence.

iii)	On May 1, 2022, the Company entered into an employment agreement with the CFO of the Company for an annual base salary of $50,000, with no specified term. The CFO is also eligible on an annual basis for a cash bonus of up to 100% of annual salary, subject to the discretion of the board of directors. The employment agreement may be terminated with a termination payment equal to two months of base salary. During the six month ended March 31, 2024, the Company incurred management salary of $25,000 (2023 - $25,000), to the CFO of the Company, with no bonuses incurred in either year. During the three months ended March 31, 2024, the Company incurred management salary of $12,500 (2023 - $12,500). The Company considers this a related party transaction, as it relates to key management personnel and entities over which it has control or significant influence.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTHS ENDED MARCH 31, 2024

(UNAUDITED)

10.	LOSS PER SHARE

The calculation of basic and diluted loss per share for the three and six month periods ended March 31, 2024 and 2023 was based on the net losses attributable to common shareholders. The following table sets forth the computation of basic and diluted loss per share:

	Three Months Ended March 31, 2024	Three Months Ended March 31, 2023	Six Months Ended March 31, 2024	Six Months Ended March 31, 2023

Net loss	$(415,355)	$(1,111,323)	$(1,167,236)	$(2,420,514)
Weighted average common shares outstanding	551,503	483,150	551,503	483,150
Basic and diluted loss per share	$(0.75)	$(2.30)	$(2.12)	$(5.01)

For the three and six months ended March 31, 2024, 16,980 stock options and 275,353 warrants were excluded from the diluted weighted average number of common shares calculation as their effect would have been anti-dilutive. For the three and six months ended March 31, 2023, 21,146 stock options and 274,276 warrants were excluded from the diluted weighted average number of common shares calculation as their effect would have been anti-dilutive.

11.	EQUITY

Common stock

The Company has authorized an unlimited number of common shares with no par value. At March 31, 2024 and September 30, 2023, the Company had 551,503 common shares issued and outstanding after giving effect to the 4:1 reverse stock split effective October 23, 2023. All issued and outstanding common stock, options, and warrants to purchase common stock and per share amounts contained in the financial statements have been retroactively adjusted to reflect the reverse stock split.

There were no share issuance transactions during the three and six months ended March 31, 2024.

During the year ended September 30, 2023, the Company announced a warrant exercise incentive program (the “Program”) whereby the Company amended the exercise prices of 253,966 warrants (the “Eligible Warrants”) from $50.40 per share to $11.44 per share if the holders of the Eligible Warrants exercised the Eligible Warrants before June 30, 2023 (the “Program Period”). In addition to the repricing, the Company offered, to each warrant holder who exercised the Eligible Warrants during the Program Period, the issuance of one additional common share purchase warrant for each warrant exercised during the Program Period (each, an “Incentive Warrant”). Each Incentive Warrant entitles the warrant holder to purchase one common share of the Company for a period of 5 years from the date of issuance, at a price of $18.00 per Share.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTHS ENDED MARCH 31, 2024

(UNAUDITED)

11.	EQUITY (cont’d…)

On June 30, 2023, the Company issued 68,353 common shares at a price of $11.44 per share from the exercise of the Eligible Warrants pursuant to the Program for gross proceeds of $781,953 (net proceeds of $645,330). In connection with the Program, the Company issued 68,353 Incentive Warrants. The Company also incurred $62,556 and issued 5,470 warrants as a finders’ fee to its investment bank. The finder’s warrants are on the same terms as the Incentive Warrants. The Incentive Warrants and finder’s warrants were valued at $449,005 and $35,919, respectively, using the Black-Scholes option pricing model (assuming a risk-free interest rate of 3.68%, an expected life of 5 years, annualized volatility of 128.81% and a dividend rate of 0%). The repricing of the Eligible Warrants is accounted for as a modification under ASC 815-40-35-14 through 18. The effect of the modification is $544,164, measured as the excess of the fair value of the repriced warrants over the fair value of the original warrants immediately before it was modified and the fair value of the incentive warrants issued as an additional inducement to exercise the warrants. The fair values were measured using the Black-Scholes option pricing model (assuming a risk-free interest rate of 4.21%, an expected life of 3.75 years, annualized volatility of 137.62% and a dividend rate of 0%). The Company recognized a deemed dividend of $543,234 for the fair value of the Incentive Warrants and the portion of inducement related to the equity-classified warrants. The effect of the repricing of the liability-classified warrants was $930 and was recorded in the statement of operations and comprehensive loss. The Company also incurred legal and other expenses of $74,066 in connection with the Program.

Share-based payments

Stock options

The Company has a stock option plan (the “Plan”) in place under which it is authorized to grant options to executive officers and directors, employees and consultants. Pursuant to the Plan, the Company may issue aggregate stock options totaling up to 10% of the issued and outstanding common stock of the Company. Further, the Plan calls for the exercise price of each option to be equal to the market price of the Company’s stock as calculated on the date of grant. The options can be granted for a maximum term of 10 years and vest at the discretion of the Board of Directors at the time of grant.

Stock option transactions are summarized as follows:

	Number of options	Weighted Average Exercise Price

Balance, September 30, 2022	21,146	$53.04
Cancelled	(833)	42.62

Balance, September 30, 2023	20,313	$54.23
Cancelled	(3,333)	42.62
Balance, March 31, 2024	16,980	$56.51

Exercisable at March 31, 2024	16,980	$56.51

The aggregate intrinsic value of options outstanding and exercisable as at March 31, 2024 was $nil (September 30, 2023 - $nil).

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTHS ENDED MARCH 31, 2024

(UNAUDITED)

11.	EQUITY (cont’d…)

The options outstanding as of March 31, 2024 have exercise prices in the range of $9.00 to $90.00 and a weighted average remaining contractual life of 5.89 years.

During the three and six months ended March 31, 2024, the Company recognized $nil share-based payment expense. During the three and six months ended March 31, 2023, the Company recognized share-based payment expense of $175 and $318, respectively, for the portion of stock options that vested during the period.

As March 31, 2024, the following stock options were outstanding:

Number of Options	Exercise Price	Issuance Date	Expiry Date
5,730	$90.00	December 4, 2017	December 4, 2027
1,250	$54.00	November 1, 2018	November 1, 2028
1,250	$9.00	March 16, 2020	March 16, 2030
8,750	$43.20	October 6, 2021	October 6, 2031
16,980

Warrants

Warrant transactions are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price

Balance, September 30, 2022	274,276	$48.48
Exercised	(68,353)	11.44
Granted	73,823	18.00

Balance, September 30, 2023	279,746	$39.79
Expired	(4,393)	95.90

Balance, March 31, 2024	275,353	$38.90

As March 31, 2024, the following warrants were outstanding:

Number of Warrants	Exercise Price	Issuance Date	Expiry Date

149,447	$50.40	March 29, 2022	March 29, 2027
73,823	$18.00	June 30, 2023	June 30, 2028
52,083	$36.00	September 30, 2021	September 30, 2031
275,353

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTHS ENDED MARCH 31, 2024

(UNAUDITED)

11.	EQUITY (cont’d…)

22,059 warrants issued with private placement units during fiscal 2022 have an exercise price denominated in CAD. These warrants were initially valued at $202,009 using the Black-Scholes option pricing model (assuming a risk-free interest rate of 0.98%, an expected life of 2 years, annualized volatility of 153.02% and a dividend rate of 0%) and recorded as a warrant liability. These warrants were subsequently revaluated and a gain on fair value adjustment of $178,509 was recorded during the year ended September 30, 2022. During the year ended September 30, 2023, a gain on fair value of $23,500 was recorded. These warrants expired on November 4, 2023.

The following weighted average assumptions were used for the Black-Scholes valuation of warrants as at March 31, 2024 and September 30, 2023:

	March 31, 2024	September 30, 2023

Risk-free interest rate	-	3.79%

Expected life of options	-	1 Year
Expected annualized volatility	-	135.59%
Dividend rate	-	Nil
Weighted average fair value of options granted	$-	$1.46

12.	SEGMENT INFORMATION

Operating segments

The Company operates in a single reportable segment – the acquisition, development and production of oil and gas properties in the United States.

13.	CONTINGENCIES

The Company from time to time may be involved with disputes, claims and litigation related to the conduct of its business. The Company currently has $455,447 in claims from certain trade vendors for non-payment, of which $446,783 have been accrued as of March 31, 2024. The Company plans to continue engaging with these claimants faithfully and is working on potentially settlements for all outstanding claims.

PERMEX PETROLEUM CORPORATION

NOTES TO THE CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

THREE AND SIX MONTHS ENDED MARCH 31, 2024

(UNAUDITED)

14. SUBSEQUENT EVENTS

a)	On February 28, 2024, the Company announced a private placement of convertible debenture units of the Company (the “Units”) for gross proceeds of up to $20,000,000. Each Unit will consist of one convertible debenture (a “Debenture”) in the principal amount of $1,000 and one common share purchase warrant (a “Warrant”). Each Warrant will be exercisable for a period of five years from the date of issuance for one common share of the Company (a “Share”) at an exercise price of $4.08. On May 29, 2024, the Company amended the terms of the Units. Each Unit will now consist of one convertible debenture (a “Debenture”) in the principal amount of $1,000 and 294 common share purchase warrants (each a “Warrant”). Each Warrant will be exercisable for a period of five years from the date of issuance for one common share of the Company (a “Share”) at an exercise price of $4.08. The Debentures will mature (the “Maturity Date”) on the earlier of: (i) one-year from the date of issuance or (ii) three-months from the date of issuance if the Company does not enter into a securities exchange, unit purchase or merger agreement with a third party to the reasonable satisfaction of a majority of the holders of Debentures. The Debentures will bear simple interest at a rate of 10% per annum, payable on the Maturity Date or the date on which all or any portion of the Debenture is repaid, and have a conversion price of $3.40 per share. Interest will be paid in cash or Shares based on a conversion price of $3.40.

b)	On April 16, 2024, the Company closed the first tranche of the private placement announced on February 28, 2024, consisting of 500 Units for gross proceeds of $500,000. As a result, the Company issued a Debenture with a principal amount of $500,000 and 147,000 Warrants.

c)	On April 16, 2024, the Company received a cease trade order due to failing to file its annual financial statements for fiscal 2023 (the “FFCTO”) from the British Columbia Securities Commission (the “BCSC”) and the trading was halted from the CSE effective April 17, 2024.

d)	On June 5, 2024, the Company was granted a partial revocation of the FFCTO by the BCSC to permit the Company to complete an additional private placement of convertible debenture units for gross proceeds of $865,000.

e)	On June 16, 2024, the Company closed the second tranche of the private placement of convertible debenture units announced on February 28, 2024, consisting of 865 Units for gross proceeds of $865,000. As a result, the Company issued a Debenture with a principal amount of $865,000 and 254,310 Warrants.

f)	The Company entered into an employment agreement with Bradley Taillon, the Company’s CEO, on April 29, 2024. Pursuant to this employment agreement, the Company employs Mr. Taillon to serve as CEO of the Company and to perform such duties and have such authority as may from time to time be assigned by the Company’s Board of Directors. As compensation for the performance of such duties, the Company paid Mr. Taillon a base salary of $250,000, which shall be reviewed by the Company annually. The terms of this employment agreement as amended also provide that Mr. Taillon is eligible for an annual cash bonus of up to 100% of his annual salary. In addition to any annual bonus, Mr. Taillon received a one-time sign-on bonus of $50,000 and is eligible for additional performance bonuses ranging from $50,000 to $750,000 upon the closing of a qualified financing with proceeds to the Company of $1 million or greater. Further, the terms of this employment agreement provide that if Mr. Taillon’s employment with the Company is terminated without “cause” (as defined in the agreement) than Mr. Taillon is entitled to a severance payment equal to two years of base salary and a bonus equal to 50% of his annual base salary.